UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2012
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METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware State or Other Jurisdiction of Incorporation	0-2816 Commission File Number	36-2090085 IRS Employer Identification Number
7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (708) 867-6777
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
On September 13, 2012, at the Annual Meeting of Shareholders of Methode Electronics, Inc. (“Methode” or the “Company”), Methode's shareholders voted on proposals to (i) elect ten (10) directors to hold office until the next annual meeting of shareholders or until their successors are elected and qualified; (ii) ratify the Audit Committee's selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending April 27, 2013; and (iii) cast an advisory vote on executive compensation. The voting results for each proposal were as follows:

1	Election of Directors:

Director	For	Against	Abstain	Broker Non-Votes
Walter J. Aspatore	28,219,061	5,335,601	9,567	1,864,895

Warren L. Batts	30,252,053	3,302,864	9,312	1,864,895

J. Edward Colgate	32,586,503	968,157	9,569	1,864,895

Darren M. Dawson	32,604,879	949,783	9,567	1,864,895

Donald W. Duda	32,591,530	963,616	9,083	1,864,895

Stephen F. Gates	28,218,721	5,335,440	10,068	1,864,895

Isabelle C. Goossen	28,231,102	5,323,813	9,314	1,864,895

Christopher J. Hornung	32,592,211	962,706	9,312	1,864,895

Paul G. Shelton	28,159,466	5,394,949	9,814	1,864,895

Lawrence B. Skatoff	28,221,735	5,332,927	9,567	1,864,895

2	Ratification of the Selection of Ernst & Young LLP:

For	Against	Abstain	Broker Non-Votes
28,435,603	6,979,691	13,830	—

3	Advisory Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
32,733,266	404,625	426,338	1,864,895

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2012	METHODE ELECTRONICS, INC. By: /s/ Douglas A. Koman Douglas A. Koman Chief Financial Officer